                               POWER OF ATTORNEY

        Know all by these presents that the undersigned hereby constitutes and appoints Timothy Dozois, Patricia Lamm and Teresa Mason as the undersigned's true and lawful attorneys-in-fact to:

        (1)     execute for and on behalf of the undersigned, all reports to be filed by the undersigned pursuant to Section 16(a) of the Securities Exchange
Act of 1934, as amended (the "Exchange Act") and the rules promulgated thereunder (including Forms 3, 4, and 5 and any successor forms) (the "Section
16 Reports") with respect to the equity securities of ICO Global Communications
(Holdings) Limited (the "Company");

        (2)     do and perform any and all acts for and on behalf of the
undersigned that may be necessary or desirable to complete and execute any such
Section 16 Report, complete and execute any amendment or amendments thereto, and file such report with the U.S. Securities and Exchange Commission and any stock exchange or similar authority; and

        (3)     take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

        The powers granted above may be exercised by such attorney-in-fact on behalf of the undersigned, and on behalf of the undersigned in any fiduciary or representative capacity in which the undersigned may be acting.

        This Power of Attorney shall be effective as of the date set forth below and shall continue in full force and effect until the undersigned is no longer required to file Section 16 Reports with respect to the equity securities of the
Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 3rd day of June, 2010.

Signature: /s/ Benjamin G. Wolff
           -----------------------------
Printed Name: Benjamin G. Wolff